UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): December 13, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Awards under the Performance Appreciation Rights Plan.  On December 13, 2016,  a committee of the Board of Directors of Alta Mesa Holdings GP, LLC, the general partner of Alta Mesa Holdings, LP, a Texas limited partnership (the “Company”) awarded to Frank David Murrell, Vice President of Land and Business Development, 20,000 performance appreciation rights (“PAR”) units under the Alta Mesa Holdings, L.P. Performance Appreciation Rights Plan (the “PAR Plan”). The effective date of the award is January 1, 2017 and the awarded PAR units vest over a 5-year period.  The Stipulated Initial Designated Value (“SIDV”) of the units is $40 per unit. Under the PAR Plan, payout is based on the increase of the value of the units over the SIDV as determined by the PAR Plan Committee at the earlier of a Liquidity Event (as defined in the PAR Plan) or at a Fixed Determination Date (as defined in the PAR Plan) which is at least 5 years from the date of issuance of the award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

December 14, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP